Exhibit 99.1

                         Form 3 Joint Filer Information

Name:                                 Longitude Capital Management, LLC

Address:                              3000 Sand Hill Road
                                      Building 1, Suite 230
                                      Menlo Park, CA  94025

Designated Filer:                     Longitude Venture Partners, L.P.

Issuer & Ticker Symbol:               Corcept Therapeutics Incorporated (CORT)

Date of Event Requiring Statement:    March 25, 2008

Signature:                            By: /s/ Patrick G. Enright
                                          --------------------------------------


Name:                                 Longitude Capital Associates, L.P.

Address:                              3000 Sand Hill Road
                                      Building 1, Suite 230
                                      Menlo Park, CA  94025

Designated Filer:                     Longitude Venture Partners, L.P.

Issuer & Ticker Symbol:               Corcept Therapeutics Incorporated (CORT)

Date of Event Requiring Statement:    March 25, 2008

Signature:                            By: /s/ Patrick G. Enright
                                          --------------------------------------


Name:                                 Juliet Tammenoms Bakker

Address:                              3000 Sand Hill Road
                                      Building 1, Suite 230
                                      Menlo Park, CA  94025

Designated Filer:                     Longitude Venture Partners, L.P.

Issuer & Ticker Symbol:               Corcept Therapeutics Incorporated (CORT)

Date of Event Requiring Statement:    March 25, 2008

Signature:                            By: /s/ Juliet Tammenoms Bakker
                                          --------------------------------------